Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of this 4th day of April 2007 (the “Effective Date”), by and between Crdentia Corp., a Delaware corporation (“Crdentia”), John Kaiser, C. Fred Toney, Thomas F. Herman, Robert J. Kenneth, William J. Nydam, MedCap Partners L.P. and MedCap Offshore Partners, Ltd. (collectively, the “Crdentia Parties”), on the one hand, and iVOW, Inc. (“iVOW”), John R. Lyon, Richard M. Gomberg, George B. DeHuff, Scott R. Pancoast,  William K. Dugdale,  C. Glen Dugdale, C. Glen Dugdale Trust MB Dugdale Marital Trust UA 7/19/03, Dugdale Marital Trust FBO William K. Dugdale, C. Glen Dugdale + Joan Dugdale JT Ten, Matthew J Yaahovian Tr C.G . &  J.O. Dugdale Charitable Remainder Trust UA 01/17/96, Beadenkopf/Dugdale Trust UA 2/10/56 FBO C. Glen Dugdale, C. Glen Dugdale Tr Beadenkopf/Dugdale Trust UA 02/10/56, William K, Dugdale Tr Beadenkopf/Dugdale Trust UA 02/10/56 and C. Glen Dugdale Tr Martha B Dugdale Generation Skipping Trust UA 03/25/91 (collectively, the “iVOW Parties”), on the other hand (with the Crdentia Parties and iVOW Parties collectively referred to herein as the “Parties”).

WHEREAS, the Parties, entered into that certain Agreement and Plan of Merger dated September 20, 2006 (collectively the “Merger Agreement”), as amended on one occasion, pursuant to which a wholly-owned subsidiary of Crdentia was to acquire iVOW and that certain Interim Management Agreement dated September 20, 2006 (the “Management Agreement”); and

WHEREAS, the Parties desire to resolve and settle the obligations of each of the Parties under the Merger Agreement and the Management Agreement or obligations (if any) assumed or incurred in connection with subsequent or related transactions and extinguish any claims by either of the Parties; and

NOW, THEREFORE,  in satisfaction in full of all of the Parties’ obligations under the Merger Agreement and the Management Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties hereto, the Parties agree as follows:

1.             Consideration.   Crdentia shall make the following payment in accordance with the following provisions:

(a)           Within ten (10) business days hereof, Crdentia shall issue to iVOW, ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares of Common Stock (the “Shares”), par value $0.001 per share, of Crdentia (the “Stock Consolidation”).  In addition, Crdentia shall cause all security interests in iVow entered into during the period commencing on the date of the Merger Agreement through the date hereof to be released.  The releases contemplated by this Agreement shall not be effective until the consideration contemplated by this Section 1(a) has been paid.

2.             Termination of Agreements.  Each of Crdentia and iVOW hereby acknowledge and agree that as the Effective Date each of the Merger Agreement and the Management Agreement and all rights and obligations hereunder are terminated in their entirety.

3.             Registration Rights.  Concurrently with the execution of this Agreement, the Parties have entered into a registration rights agreement attached hereto as Exhibit A (the “Registration Rights Agreement”) with respect to the shares of Common Stock that comprises the Stock Consideration.

4.             Mutual Release of Claims.

(a)           Each of the iVOW Parties hereby agrees for the benefit of each of the Crdentia Parties, and each current and former, officer, director, shareholder, agent, representative, affiliate, joint venturer, employee, member, partner, attorney, heir, assign, executor, spouse, administrator, insurer, predecessor and successor, past and present, of Crdentia Parties (each such person being a “Released Crdentia Party” and all such persons being “Released Crdentia Parties”), as follows.  Each of the iVOW Parties, for themselves and for their members, partners, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the Effective Date, they hereby acknowledge full and complete satisfaction of, and covenants not to sue, and forever fully release and discharge each Released Crdentia Party of, and hold each Released Crdentia Party harmless from, any and all rights, claims, warranties, demands, debts, duties, obligations, liabilities fixed or contingent, costs, attorneys’ fees, damages, expenses, suits, liens, losses and causes of action (“Claims”) of any nature whatsoever belonging to the iVOW Parties, whether known or unknown, suspected or unsuspected, existing or potential, arising or occurring any time or period of time on or prior to the date of the execution of this Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions), including, without limitation, any Claims arising under or in connection with the Merger Agreement or the Management Agreement, the resignation of J.H. Cohn L.L.P as iVOW’s public accounting firm or any transactions in iVOW or Crdentia stock.  Each of the iVOW Parties acknowledge that they may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to all or any portion of the Claims, and each of the iVOW Parties agrees that in such event, this release shall nonetheless be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.  For purposes of clarity, the Crdentia Parties hereby release the iVOW Parties in respect of any Claim that may arise in respect of any future iVOW financings.

(b)           Each of the Crdentia Parties hereby agrees for the benefit of the iVOW Parties, and each current and former, officer, director, shareholder, agent, representative, affiliate, joint venturer, employee, partner, member, attorney, heir, assign, executor, administrator, insurer, predecessor and successor, past and present, of the iVOW Parties (each such person being a “Released iVOW Party” and all such persons being “Released iVOW Parties”), as follows.  Each of the Crdentia Parties, for themselves and for their members, partners, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the Effective Date, they hereby acknowledge full and complete satisfaction of, and covenants not to sue, and forever fully release and discharge each Released iVOW Party of, and hold each belonging to the Crdentia Parties Released iVOW Party harmless from, any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspected, existing or potential, arising or occurring any time or period of time on or prior to the date of the execution of this Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions) .  Each of the Crdentia Parties acknowledge that they may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to all or any portion of the Claims, and each of the Crdentia Parties agrees that in such event, this release shall nonetheless be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

(c)           The undersigned understand and agree that the Claims released by the Parties pursuant to Sections 4(a) and (b) above include not only those Claims presently known to iVOW Parties and the Crdentia Parties but also include all unknown or unanticipated Claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above.  The iVOW Parties and the Crdentia Parties understand that they may hereafter discover facts different from what they now believe to be true, which if known, could have materially affected this Release of Claims, but they nevertheless waive any Claims or rights based on different or additional facts.  The iVOW Parties and the Crdentia Parties knowingly and voluntarily waive any and all rights or benefits that they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

5.             No Action or Charges.  Each of the Parties acknowledges and agrees that it has no pending lawsuit, administrative charge or complaint against the other or any of the other releasees specified above, in any court or with any governmental agency.  Each of the Parties also agrees that, to the extent permitted by law, such Party will not allow any lawsuit, administrative charge or complaint to be pursued on its behalf.  Each of the Parties further agrees that it will not participate, cooperate or assist in any litigation against any of the releasees set forth above in any manner, except the extent required by law.  If either of the Parties is lawfully subpoenaed by a court in a manner relating to the matters released above, it agrees to provide the other Party with written notice of such a subpoena within five (5) days of receipt.

6.             No Assignment or Transfer of Claims.  Each of the Parties represents and warrants that it has not hereto for assigned, transferred or purported to assign or transfer to any other person or entity any rights, Claims or causes of actions herein released and discharged and no other person or entity has any interest in the matters here and released and discharged.  Furthermore, each of the Parties shall indemnify and hold the other and all persons or entities released herein harmless from and against any and all rights, Claims or causes of actions which have been assigned or transferred contrary to the foregoing representations, or in violation of all foregoing warranties, and shall hold such persons or entities harmless from any and all loss, expense and/or liability arising directly or indirectly out of the breach of any of the foregoing representations or warranties.

7.             No Admission of Liability.  This Agreement is a compromise in settlement of disputed Claims being released herein, and therefore this Agreement does not constitute an admission of liability on behalf of either of the Parties or any of the releasees, are an admission, direct or by implication that either of the Parties or any of the releasees has violated any law, rule, regulation, policy or contractual right or other obligation owed to any Party.  Each of the Parties specifically denies all allegations of improper or unlawful conduct.  Each of the Parties intends merely to avoid litigation.  Each of the Parties further agrees that it shall not issue any press release or make any public statement ascribing blame or liability for the termination of the Merger Agreement or the termination of the Management Agreement to any of the Released Crdentia Parties or to any of the Released iVOW Parties.  Furthermore, each of the Parties agrees that it will not make any public statement, except as required by law, concerning this Settlement Agreement, the termination of the Merger Agreement, or the termination of the Management Agreement without first obtaining the prior written approval of such public statement from the other Party, such written approval not to be unreasonably withheld.

8.             No External or Prior Representations.  Each of the Parties represents and warrants that such Parties are not relying, and has not relied, on any representations or statements, verbal or written, made by any other party or any other releasees hereto with regard to the facts involved in this controversy in regard to any such Parties’ rights or asserted rights arising out of alleged Claims or the execution and terms of this Agreement, except as provided herein.  Each of the Parties has consulted with an attorney regarding the terms of this Agreement and has entered into this Agreement freely, willingly and without coercion or duress.

9.             Investment Representations.

(a)           This Agreement is made in reliance upon iVOW’s representation to Crdentia, which by their acceptance hereof iVOW hereby confirms, that the Stock Consideration to be received by iVOW will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that iVOW has no present intention of selling, granting participation in, or otherwise distributing the same.  iVOW also represents and warrants that it has sufficient business and financial experience to enable it to protect its own interests in connection with the issuance of the Stock Consideration hereunder.

(b)           iVOW is an “accredited invester” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”).  iVOW believes that it has received all the information it considers necessary or appropriate for deciding whether to accept the Stock Consideration.  iVOW further represents that it has had an opportunity to ask questions and receive answers from Crdentia regarding the business, properties, prospects and financial condition of Crdentia.

(c)           iVOW understands that the Stock Consideration it is accepting hereunder is characterized as “restricted securities” under the federal securities laws inasmuch as it is being acquired from Crdentia in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  In this connection, iVOW represents that it is familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Act.  iVOW understands that the Stock Consideration has not been registered under the Act and has not been registered or qualified in any state in which it is offered, and thus iVOW will not be able to resell or otherwise transfer the Stock Consideration unless it is registered under the Act, or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

(d)           It is understood that the certificate(s) evidencing the Stock consideration shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

10.           Lock-Up.  In order to induce Crdentia to include the Shares in a registration statement pursuant to the terms of the Registration Rights Agreement between iVOW and Crdentia of even date herewith, iVOW hereby agrees that subject to the limitations below, for the period commencing on the Effective Date hereof and terminating on the date 180 days following the date that the Securities and Exchange Commission shall declare the registration statement which includes the Shares to be effective under the Securities Act (such period the “Restricted Period”), iVOW shall not, without the prior written consent of Crdentia, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of Crdentia or any securities convertible into or exercisable or exchangeable for capital stock of Crdentia (including without limitation, Common Stock which may be deemed to be beneficially owned by iVOW in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of capital stock of Crdentia, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of capital stock or such other securities, in cash or otherwise.  In order to enable Crdentia to enforce the aforesaid restrictions on transfer, the undersigned hereby agrees that Crdentia may impose stock-transfer restrictions with respect to the securities of Crdentia owned beneficially by iVOW until the end of the Restricted Period; provided, however, that notwithstanding anything to the contrary set forth herein, during the Restricted Period, iVOW shall be entitled to dispose up to $375,000 of the Shares held by iVOW during each 90 day period after the Effective Date.

11.           Binding.  This Agreement shall be binding upon the Parties and their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Parties and their respective heirs, administrators, representatives, executors, successors and assigns.

12.           Severability.  If any of the provisions in this Agreement are determined to be invalid by a court, arbitrator, or government agency of competent jurisdiction, it is agreed that such determination shall not effect the enforceability of the other provisions herein.

13.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

14.           Survival.  The representations, warranties and covenants of the Parties hereto shall survive the execution of this Agreement and the payment of the Settlement Consideration.

15.           Entire Agreement; Modification.  This Agreement constitutes the entire understanding among the Parties and supersedes all prior or contemporaneous written or oral statements, agreements, understandings and/or negotiations regarding the subject matter herein.  This Agreement may not be modified or amended in any way without the express written consent of the Parties.

16.           Fees and Expenses.  Except as set forth in the registration rights agreement, each Party shall bear its own fees and expenses in connection with this Agreement.

17.           Governing Law.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. In addition, each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action on the Court of Chancery of the State of Delaware, and (e) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice.

18.           Notices.  All notices, requests, Claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) upon personal delivery, (ii) one (1) Business Day after being sent via a nationally recognized overnight courier service if overnight courier service is requested or (ii) upon receipt of electronic or other confirmation of transmission if sent via facsimile, or (iii) immediately if sent via email in each case at the addresses, fax numbers or email addresses (or at such other address, fax number or email address for a party as shall be specified by like notice) set forth below:

If to Parent, to:

Crdentia Corp.
5001 LBJ Freeway, Suite 850
Dallas, Texas 75244
Attention:	Chief Executive Officer
Facsimile:	972-392-2722
Email:	jkaiser@crdentia.com

with copies to:

Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, California 92130
Attention:	Steven G. Rowles, Esq.
Facsimile:	858-523-2810
Email:	srowles@mofo.com

If to the Company, to:

iVOW, Inc.
11455 El Camino Real, Suite 140
San Diego, California 92130
Attention:	Richard Gomberg
Facsimile:	858-674-6921
Email:	rgomberg@ivow.com

with copies to:
Heller Ehrman LLP
4350 La Jolla Village Drive, 7th Floor
San Diego, California 92122
Attention: Michael Kagnoff, Esq.
Facsimile:	858-587-5929
Email:	michael.kagnoff@hellerehrman.com

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

CRDENTIA PARTIES

CRDENTIA CORP.

By	/s/ John Kaiser
Name:	John Kaiser
Title:	CEO

MEDCAP PARTNERS L.P.

By	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Managing Member

MEDCAP MASTER FUND, L.P.

By	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Managing Member

By	/s/ C. Fred Toney
Name:	C. Fred Toney

By	/s/ James TerBeest
Name:	James TerBeest

[COUNTERPART SIGNATURE PAGE TO CRDENTIA/IVOW SETTLEMENT AGREEMENT]

By	/s/ Thomas F. Herman
Name:	Thomas F. Herman

By	/s/ Robert J. Kenneth
Name:	Robert J. Kenneth

By	/s/ William J. Nydam
Name:	William J. Nydam

By	/s/ John Kaiser
Name:	John Kaiser

[COUNTERPART SIGNATURE PAGE TO CRDENTIA/IVOW SETTLEMENT AGREEMENT]

iVOW PARTIES

iVOW, INC.

By	/s/ John R. Lyon
John R. Lyon
Chairman of the Board, Acting CEO

By	/s/ Richard M. Gomberg
Richard M. Gomberg
Vice President, CFO

By	/s/ George B. DeHuff
George B. DeHuff
Board of Director

By	/s/ Scott R. Pancoast
Scott R. Pancoast
Board of Director

By	/s/ William K. Dugdale
William K. Dugdale
Shareholder

By	/s/ C. Glen Dugdale
C. Glen Dugdale
Shareholder

By	/s/ C. Glen Dugdale
C. Glen Dugdale Trust MB Dugdale Marital Trust UA 07/19/03
Shareholder

[COUNTERPART SIGNATURE PAGE TO CRDENTIA/IVOW SETTLEMENT AGREEMENT]

By	/s/ William K. Dugdale
Dugdale Marital Trust FBO William K. Dugdale
Shareholder

By	/s/ C. Glen Dugdale
C. Glen Dugdale + Joan Dugdale JT Ten
Shareholder

By	/s/ Matthew J Yaahovian
Matthew J Yaahovian Tr C.G .& J.O. Dugdale Charitable Remainder Trust UA 01/17/96
Shareholder

By	/s/ C. Glen Dugdale
Beadenkopf/Dugdale Trust UA 2/10/56 FBO C. Glen Dugdale
Shareholder

By	/s/ C. Glen Dugdale
C. Glen Dugdale Tr Beadenkopf/Dugdale Trust UA 02/10/56
Shareholder

By	/s/ William K, Dugdale
William K, Dugdale Tr Beadenkopf/Dugdale Trust UA 02/10/56
Shareholder

[COUNTERPART SIGNATURE PAGE TO CRDENTIA/IVOW SETTLEMENT AGREEMENT]

By	/s/ C. Glen Dugdale
C. Glen Dugdale Tr Martha B Dugdale Generation Skipping Trust UA 03/25/91
Shareholder

[COUNTERPART SIGNATURE PAGE TO CRDENTIA/IVOW SETTLEMENT AGREEMENT]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

A-1